UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2005

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota 55437

(Address of principal executive offices)

Registrant’s telephone number, including area code: (952) 346-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

On September 27, 2005 at 1:00 p.m. Eastern Time, Lonnie Moulder, president and chief executive officer of MGI PHARMA, INC., made a presentation to attendees at the UBS Global Life Sciences Investment Conference which was made available to the public by a live webcast over the internet. The slides included as an exhibit to this report were presented by MGI PHARMA at that presentation.

During his presentation, Mr. Moulder made an adjustment to MGI PHARMA’s financial guidance for sales of Aloxi injection in 2005 and also indicated that the projected effective time of MGI PHARMA’s previously-announced acquisition of Guilford Pharmaceuticals Inc. is October 3, 2005, subject to approval by Guilford stockholders at their September 29, 2005 meeting.

As a result of market dynamics, including changes in reimbursement methodology and lower than anticipated volume of the 5-HT3 receptor antagonists utilized for the prevention of chemotherapy-induced nausea and vomiting, MGI PHARMA now anticipates that sales of Aloxi® injection may be in the range of $250 million to $260 million for 2005. Third quarter sales of Aloxi injection are expected to be in the range of $63 million to $65 million.

Important Additional Information

Pursuant to a definitive Agreement and Plan of Merger, dated July 20, 2005 (the “Merger Agreement”) by and among MGI PHARMA, Granite Acquisition, Inc. (“Merger Sub”), a wholly owned subsidiary of MGI PHARMA, and Guilford Pharmaceuticals, Inc. (“Guilford”), upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Guilford, with Guilford continuing as the surviving corporation as a wholly-owned subsidiary of MGI PHARMA (the “Merger”).

In connection with the Merger, MGI PHARMA filed with the SEC a registration statement on Form S-4 containing a Proxy Statement/Prospectus. Investors are urged to read the registration statement, the Proxy Statement/Prospectus and all other relevant documents filed or to be filed with the SEC because they contain important information about MGI PHARMA, Guilford and the Merger. The final Proxy Statement/Prospectus has been mailed to Guilford stockholders. Guilford stockholders are able to obtain the registration statement, the Proxy Statement/Prospectus and any other relevant filed documents for free at the SEC’s website (www.sec.gov). These documents can also be obtained for free from MGI by directing a request to MGI PHARMA Investor Relations at 952-346-4700.

Participants in Solicitation

MGI PHARMA, Guilford, and their directors and officers may be deemed to be participants in the solicitation of proxies from Guilford stockholders in respect of the Merger. Information regarding MGI PHARMA’s participants is available in MGI PHARMA’s Annual Report on Form 10-K for the year ended December 31, 2004 and its proxy statement for its 2005 Annual Meeting of Stockholders, which are filed with the SEC. Information regarding Guilford’s participants is available in Guilford’s Annual Report on Form 10-K for the year ended December 31, 2004 and the proxy statement for its 2005 Annual Meeting of Stockholders, which are filed with the SEC. Additional information regarding interests of such participants will be included in the registration statement containing the Proxy Statement/Prospectus that has been filed with the SEC.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

99.1	MGI PHARMA, INC. slide presentation at the UBS Global Life Sciences Investment Conference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 27, 2005	MGI PHARMA, INC.

	By:	/s/ JAMES C. HAWLEY
James C. Hawley Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	MGI PHARMA, INC. slide presentation at the UBS Global Life Sciences Investment Conference.